                                                                    EXHIBIT 10.3

     Confidential Treatment Requested. *** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

                     PATENT AND TECHNOLOGY LICENSE AGREEMENT

     This twenty-three (23) page AGREEMENT ("AGREEMENT") is made on this 1st day of September, 2003, by and between THE BOARD OF REGENTS ("BOARD") of THE UNIVERSITY OF TEXAS SYSTEM ("SYSTEM"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER ("UTMDACC"), a component institution of SYSTEM, and Advanced Biochem, Inc. (dba ProteEx), a corporation organized under the laws of Nevada and having a principal place of business at 4800 Research Forest Drive, The Woodlands, Texas 77381. ("LICENSEE").

                                TABLE OF CONTENTS

RECITALS                                                                 Page 2
I.    EFFECTIVE DATE                                                     Page 2
II.   DEFINITIONS                                                        Page 2
III.  LICENSE                                                            Page 4
IV.   CONSIDERATION, PAYMENTS AND REPORTS                                Page 6
V.    SPONSORED RESEARCH                                                 Page 12
VI.   PATENTS AND INVENTIONS                                             Page 12
VII.  INFRINGEMENT BY THIRD PARTIES                                      Page 12
VIII. PATENT MARKING                                                     Page 13
IX.   INDEMNIFICATION                                                    Page 13
X.    USE OF BOARD AND UTMDACC'S NAME                                    Page 14
XI.   CONFIDENTIAL INFORMATION AND PUBLICATION                           Page 14
XII.  ASSIGNMENT                                                         Page 16
XIII. TERM AND TERMINATION                                               Page 16
XIV.  WARRANTY: SUPERIOR-RIGHTS                                          Page 18

XV.   GENERAL                                                            Page 20
SIGNATURES                                                               Page 22

                                    RECITALS

A. BOARD owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER developed at UTMDACC.

B. BOARD, through UTMDACC, desires to have the LICENSED SUBJECT MATTER developed in the LICENSED FIELD and used for the benefit of LICENSEE, BOARD, SYSTEM, UTMDACC, the inventor(s), and the public as outlined in BOARD's Intellectual Property Policy.

C. LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

                                I. EFFECTIVE DATE

1.1  This AGREEMENT is effective as of the date written above ("EFFECTIVE
     DATE").

                                II. DEFINITIONS

     As used in this AGREEMENT, the following terms have the meanings indicated:

2.1 AFFILIATE means any business entity more than fifty percent (50%) owned by LICENSEE, any business entity which owns more than fifty percent (50%) of LICENSEE, or any business entity that is more than fifty percent (50%) owned by a business entity that owns more than fifty percent (50%) of LICENSEE.

2.2 DERIVED PRODUCT means any service or product, whether or not a LICENSED PRODUCT, that utilizes or is based on biological markers, proteins or other proteomic information (including, but not limited to, protein fractions, protein patterns and protein profiles) identified, discovered, analyzed, developed or otherwise derived or made possible using LICENSED SUBJECT MATTER, PATENT RIGHTS and/or TECHNOLOGY RIGHTS

2.3  LICENSED FIELD means all fields of use.

2.4 LICENSED PRODUCTS means any product or service sold by LICENSEE comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

2.5 LICENSED SUBJECT MATTER means inventions and discoveries covered by PATENT RIGHTS or TECHNOLOGY RIGHTS within LICENSED FIELD.

2.6  LICENSED TERRITORY means the entire world.

2.7 NET SALES means the gross revenues received by LICENSEE or its sublicensee from a SALE less sales discounts actually granted, sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation actually prepaid or allowed, and amounts actually allowed or credited due to returns (not exceeding the original billing or invoice amount)("DEDUCTIONS"). NET SALES shall also include the gross revenues less DEDUCTIONS received by LICENSEE or any sublicensee for any DERIVED PRODUCTS. All gross revenues and DEDUCTIONS shall be recorded by LICENSEE in LICENSEE's official books and records in accordance with generally accepted accounting practices and consistent with LICENSEE's published financial statements and/or regulatory filings with the United States Securities and Exchange Commission.

2.8 PATENT RIGHTS means BOARD's rights in information or discoveries claimed in the patents, and/or patent applications and any letters patent that issue thereon, whether domestic or foreign, listed on Exhibit I attached hereto.

     (a) '512 PATENT RIGHTS means BOARD'S rights in information or discoveries claimed in U.S. Patent Application No. 10/301,512 and any letters patent that issue thereon.

     (b) '027 PATENT RIGHTS means BOARD's rights in information or discoveries claimed in U.S. Patent Application No. 10/236,027 and any letters patent that issue thereon.

2.9 SALE OR SOLD means the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or AFFILIATE.

2.10 TECHNOLOGY RIGHTS means BOARD's rights in any technical information, know-how, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, software, designs, drawings or data created by the inventor(s) listed in Exhibit I at UTMDACC before the EFFECTIVE DATE, which are not claimed in PATENT RIGHTS but that are necessary for practicing PATENT RIGHTS.

                                  III. LICENSE

3.1 BOARD, through UTMDACC, hereby grants to LICENSEE a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use, import, offer to sell and/or sell LICENSED PRODUCTS covered by the '512 PATENT RIGHTS within LICENSED TERRITORY for use within LICENSED FIELD. BOARD, through UTMDACC, hereby grants to LICENSEE a royalty-bearing, non-exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use, import, offer to sell and/or sell LICENSED PRODUCTS covered by the '027 PATENT RIGHTS within LICENSED TERRITORY for use within LICENSED FIELD. To the extent a LICENSED PRODUCT is covered by both the '512 PATENT RIGHTS and the

     '027 PATENT RIGHTS, the license granted hereunder shall be non-exclusive. The foregoing grants are subject to Sections 14.2 and 14.3 hereinbelow, the payment by LICENSEE to UTMDACC of all consideration as provided herein, the timely payment of all amounts due under any related sponsored research agreement between UTMDACC and LICENSEE in effect during this AGREEMENT, and is further subject to the following rights retained by BOARD and UTMDACC to:

     (a) Publish the general scientific findings from research related to LICENSED SUBJECT MATTER, subject to the terms of Article XI - Confidential Information and Publication; and

     (b) Use LICENSED SUBJECT MATTER relating to the '512 PATENT RIGHTS for research, teaching, patient care, and other educationally-related purposes. Nothing herein shall be construed as in any way limiting UTMDACC's rights under '027 PATENT RIGHTS, including, but not limited to, the right to use LICENSED SUBJECT MATTER relating to the '027 PATENT RIGHTS for any purpose whatsoever.

3.2 LICENSEE may extend the license granted herein to any AFFILIATE provided that the AFFILIATE consents in writing to be bound by this AGREEMENT to the same extent as LICENSEE. LICENSEE agrees to deliver such contract to UTMDACC within thirty (30) calendar days following execution thereof.

3.3 LICENSEE may grant sublicenses under LICENSED SUBJECT MATTER for any lawful purpose except that LICENSEE may not grant sublicenses to any entity for the identification of biological markers. Sublicenses may be granted consistent with the terms of this AGREEMENT provided that LICENSEE is responsible for its sublicensees relevant to this AGREEMENT, and for diligently collecting all amounts due LICENSEE or UTMDACC from sublicensees. If a sublicensee pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use its best reasonable efforts to collect all consideration owed to LICENSEE and to have the sublicense agreement confirmed or rejected by a court of proper jurisdiction.

3.4 LICENSEE must deliver to UTMDACC a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) calendar days after execution, modification, or termination.

3.5 If this AGREEMENT is terminated pursuant to Article XIII - Term and Termination, BOARD and UTMDACC agree to accept as successors to LICENSEE, existing sublicensees in good standing at the date of termination provided that each such sublicensee consents in writing to be bound by all of the terms and conditions of this AGREEMENT.

                     IV. CONSIDERATION, PAYMENTS AND REPORTS

4.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay UTMDACC each of the following:

     (a) All out-of-pocket expenses incurred by UTMDACC in filing, prosecuting, enforcing and maintaining '512 PATENT RIGHTS, and all such future expenses incurred by UTMDACC, for so long as, and in such countries as this AGREEMENT remains in effect. UTMDACC will invoice LICENSEE within thirty (30) calendar days of the EFFECTIVE DATE for expenses incurred as of that time and on a quarterly basis thereafter. The invoiced amount for expenses incurred prior to the EFFECTIVE DATE will be due and payable by LICENSEE within ninety (90) calendar days of invoice. The invoiced amounts for expenses incurred after the EFFECTIVE DATE will be due within thirty (30) calendar days of invoice; and

     (b) A non-refundable fee of $10,000 for expenses related to '027 PATENT RIGHTS. UTMDACC will invoice LICENSEE within thirty (30) calendar days of the EFFECTIVE DATE and payment is due to UTMDACC within ninety (90) days of the EFFECTIVE DATE; and

     (c) A nonrefundable license documentation fee in the amount of $40,000, payable in two payments of $20,000. This fee will not reduce the amount of any other payments provided for in this ARTICLE IV. UTMDACC will invoice LICENSEE for the first payment of $20,000 after the AGREEMENT is fully executed by all parties. Said first payment shall be due and payable within ninety (90) days of the EFFECTIVE DATE. The second payment of $20,000 shall be due and payable to UTMDACC on the first anniversary of the EFFECTIVE DATE; and

     (d) A nonrefundable annual license maintenance fee of $3,000. This maintenance fee is due to UTMDACC beginning on the first anniversary of the EFFECTIVE DATE and annually thereafter until the first SALE. This fee will not reduce any other payment provided for in this
          ARTICLE IV; and

     (e) A running royalty equal to ***. LICENSEE shall be responsible for diligently collecting and paying UTMDACC any royalties due for any sublicensee's NET SALES; and

     (f)  Minimum annual royalties of $5,000; and

     (g) A $50,000 milestone payment upon the first sale of an FDA approved product by LICENSEE or any sublicensee that is a LICENSED PRODUCT or DERIVED PRODUCT. A first payment of $25,000 shall be due and payable within thirty (30) days of LICENSEE's receiving an FDA approval notification for the product, and a second payment of $25,000 shall be due and payable one (1) year after LICENSEE receives FDA approval notification; and

     (h) An adjusted share of TOTAL SUBLICENSEE CONSIDERATION as defined below, wherein the adjusted share shall be calculated by taking *** percent (***%) of the TOTAL SUBLICENSEE CONSIDERATION and multiplying the result by a fraction comprising the greater of (1) *** or (2) ***, divided by ***, e.g., as follows:

         Adjusted                     TOTAL               ***
          share     =   ***   X    SUBLICENSEE    X  -------------
                                  CONSIDERATION           ***

     As used in this Section, TOTAL SUBLICENSEE CONSIDERATION means all consideration, other than research and development money and NET SALES, received by LICENSEE, from either (i) any sublicensee pursuant to Sections
     3.3 and 3.4, or (ii) any assignee pursuant to Section 12.1, including, but not limited to, minimum royalties, up-front payments, bonuses, milestones, marketing fees, distribution fees, franchise fees, option fees, license fees, documentation fees, and equity securities.

4.2 Unless otherwise provided, all such payments are payable within thirty (30) calendar days after March 31, June 30, September 30, and December 31 of each year during the term of this AGREEMENT, at which time LICENSEE will also deliver to UTMDACC a true and accurate report, giving such particulars of the business conducted by LICENSEE and its sublicensees, if any exist, during the preceding three calendar months under this AGREEMENT as necessary for UTMDACC to account for LICENSEE's payments hereunder. This report will include pertinent data, including, but not limited to:

     (a) the accounting methodologies used to account for and calculate the items included in the report and any differences in such accounting methodologies used by LICENSEE since the previous report; and

     (b) a list of LICENSED PRODUCTS produced for the three (3) preceding calendar months categorized by the technology it relates to under PATENT RIGHTS (including a breakdown of whether the it is covered by the '512 PATENT RIGHTS, the '027 PATENT RIGHTS, or both); and

     (c) the total quantities of LICENSED PRODUCTS produced by the category listed in Section 4.2(b); and

     (d)  the total SALES by the category listed in Section 4.2(b); and

     (e) the calculation of NET SALES by the category listed in Section 4.2(b); and

     (f)  the royalties so computed and due UTMDACC by the category listed in
          Section 4.2(b) and/or minimum royalties; and

     (g) all consideration received by each sublicensee or assignee and payments due UTMDACC; and

     (h)  all other amounts due UTMDACC herein.

     Simultaneously with the delivery of each such report, LICENSEE agrees to pay UTMDACC the amount due, if any, for the period of such report. These reports are required even if no payments are due.

4.3 During the term of this AGREEMENT and for one year thereafter, LICENSEE agrees to keep complete and accurate records of its and its sublicensees' SALES and NET SALES in sufficient detail to enable the royalties and other payments due hereunder to be determined. LICENSEE agrees to permit UTMDACC or its representatives, at UTMDACC's expense, to periodically examine LICENSEE's books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. If any amounts due UTMDACC are determined to have been underpaid in an amount equal to or greater than five percent (5%) of the total amount due during the period so examined, then LICENSEE will pay the cost of the examination plus accrued interest at the highest allowable rate.

4.4 Within thirty (30) calendar days following each anniversary of the EFFECTIVE DATE, LICENSEE will deliver to UTMDACC a written progress report as to LICENSEE's (and any sublicensee's) efforts and accomplishments during the preceding year in diligently commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE's (and sublicensees') commercialization plans for the upcoming year.

4.5 All amounts payable hereunder by LICENSEE will be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks are to be made payable to The University of Texas M. D. Anderson Cancer Center, and sent by United States mail to Box 297402, Houston, Texas 77297, Attention: Manager, Sponsored Programs or by wire transfer to:

     BANK ONE TEXAS
     910 TRAVIS
     HOUSTON, TEXAS 77002
     SWIFT: BONEUS44HOU

     ABA ROUTING NO: 111000614
     ACCOUNT NAME:   UNIV. OF TEXAS M. D. ANDERSON CANCER CENTER
     ACCOUNT NO:     1586838979
     REFERENCE:      include title and EFFECTIVE DATE of AGREEMENT and type of
     payment (e.g., license documentation fee, milestone payment, royalty [including applicable patent/application identified by MDA reference number and patent number or application serial number], or maintenance fee, etc.).

4.6 No payments due or royalty rates owed under this AGREEMENT will be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by BOARD and another party, including, but not limited to, LICENSEE.

                              V. SPONSORED RESEARCH

5.1 If LICENSEE desires to sponsor research for or related to the LICENSED SUBJECT MATTER, and particularly where LICENSEE receives payments for sponsored research pursuant to a sublicense under this AGREEMENT, LICENSEE
     (a) will notify UTMDACC in writing of all opportunities to conduct this sponsored research (including clinical trials, if applicable), (b) solicit research and/or clinical proposals from UTMDACC for this purpose, and (c) will give good faith consideration to funding the proposals at UTMDACC.

                           VI. PATENTS AND INVENTIONS

6.1 All decisions regarding prosecution, maintenance and enforcement of PATENT RIGHTS shall be within the sole discretion of UTMDACC.

                       VII. INFRINGEMENT BY THIRD PARTIES

7.1 LICENSEE, at its expense, must enforce any patent exclusively licensed hereunder against infringement by third parties and is entitled to retain recovery from such enforcement. After reimbursement of LICENSEE's reasonable legal costs and expenses related to such recovery, LICENSEE agrees to pay UTMDACC either: (a) the royalty detailed in Section 4.1(d) for any monetary recovery that is for sales of LICENSED PRODUCTS lost due to the infringement and related punitive damages; or (b) *** in any recovery in which the award is for reasonable royalties. LICENSEE must notify UTMDACC in writing of any potential infringement within thirty (30) calendar days of knowledge thereof. If LICENSEE does not file suit against a substantial infringer within six (6) months of knowledge thereof, then BOARD or UTMDACC may, at its sole discretion, enforce any patent licensed hereunder on behalf of itself and LICENSEE, with

     UTMDACC retaining all recoveries from such enforcement, and/or reduce the license granted hereunder to non-exclusive.

7.2 In any suit or dispute involving an infringer of any PATENT RIGHTS, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access during regular business hours, to all relevant personnel, records, papers, information, samples, specimens, and the like in its possession.

                              VIII. PATENT MARKING

8.1 LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), documentation therefor, and when possible for actual LICENSED PRODUCT(S) SOLD by LICENSEE, AFFILIATES, and/or sublicensees of LICENSEE will be permanently and legibly marked with the number of any applicable patent(s) licensed hereunder in accordance with each country's patent laws, including Title 35, United States Code.

                              IX. INDEMNIFICATION

9.1 LICENSEE agrees to hold harmless and indemnify BOARD, SYSTEM, UTMDACC, its Regents, officers, employees, students, and agents from and against any claims, demands, or causes of action whatsoever, costs of suit and reasonable attorney's fees, including without limitation, those costs arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the rights granted hereunder by LICENSEE, its officers, its AFFILIATES or their officers, employees, agents or representatives.

                       X. USE OF BOARD AND UTMDACC'S NAME

10.1 LICENSEE will not use the name of (or the name of any employee of) UTMDACC, SYSTEM or BOARD in any advertising, promotional or sales literature, on its Web site, or for the purpose of raising capital without the advance express written consent of BOARD secured through:

     M. D. Anderson Services Corporation
     7505 S. Main, Suite 500, Unit 0525
     Houston, TX 77030
     ATTENTION: Natalie Wright
     Email: nwright@mdanderson.org

     Notwithstanding the above, LICENSEE may use the name of (or name of employee of) UTMDACC, SYSTEM or BOARD in routine business correspondence, or as needed in appropriate regulatory submissions without express written consent.

                  XI. CONFIDENTIAL INFORMATION AND PUBLICATION

11.1 UTMDACC and LICENSEE each agree that all information contained in documents marked "confidential" and forwarded to one by the other (i) are to be received in strict confidence, (ii) used only for the purposes of this AGREEMENT, and (iii) not disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information:

     (a)  was in the public domain at the time of disclosure; or

     (b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns; or

     (c) was lawfully disclosed to the recipient party by a third party having the right to disclose it; or

     (d)  was already known by the recipient party at the time of disclosure; or

     (e) was independently developed by the recipient without use of the other party's confidential information; or

     (f)  is required by law or regulation to be disclosed.

11.2 Each party's obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information, but always at least a reasonable degree of care. This obligation will exist while this AGREEMENT is in force and for a period of three (3) years thereafter.

11.3 UTMDACC reserves the right to publish the general scientific findings from research related to LICENSED SUBJECT MATTER, with due regard to the protection of LICENSEE's confidential information. UTMDACC will submit the manuscript of any proposed publication to LICENSEE at least thirty (30) calendar days before publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE's confidential information. Upon LICENSEE's request, publication may be delayed up to sixty (60) additional calendar days to enable LICENSEE to secure adequate intellectual property protection of LICENSEE's confidential information that would otherwise be affected by the publication.

                                 XII. ASSIGNMENT

12.1 Except in connection with the sale of all of LICENSEE's assets to a third party, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of UTMDACC, which will not be unreasonably withheld.

                           XIII. TERM AND TERMINATION

13.1 Subject to Sections 13.3, 13.4 hereinbelow, the term of this AGREEMENT is from the EFFECTIVE DATE to the full end of the term or terms for which PATENT RIGHTS have not expired, or if only TECHNOLOGY RIGHTS are licensed and no PATENT RIGHTS are applicable, for a term of fifteen (15) years.

13.2 Any time after one (1) year from the EFFECTIVE DATE, BOARD or UTMDACC have the right to terminate this license in any national political jurisdiction within the LICENSED TERRITORY if LICENSEE, within ninety (90) calendar days after receiving written notice from UTMDACC of the intended termination, fails to provide written evidence satisfactory to UTMDACC that LICENSEE or its sublicensee(s) has commercialized or is actively and effectively attempting to commercialize a licensed invention in such jurisdiction(s). The following definitions apply to Section 13.2: (a) "commercialize" means having SALES in such jurisdiction; (b) "active attempts to commercialize" means having an effective, ongoing and active research, development, manufacturing, marketing or sales program as appropriate, directed toward obtaining regulatory approval, and/or production and/or SALES in any jurisdiction, and has provided plans acceptable to UTMDACC, in its sole discretion, to commercialize licensed inventions in the jurisdiction(s) that UTMDACC intends to terminate.

13.3 Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:

     (a) automatically, if LICENSEE becomes bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise; or

     (b) upon thirty (30) calendar days written notice from UTMDACC, if LICENSEE breaches or defaults on the payment or report obligations of
          ARTICLE IV, or use of name obligations of ARTICLE X, unless, before the end of the such thirty (30)- calendar day notice period, LICENSEE has cured the default or breach to UTMDACC's satisfaction, and so notifies UTMDACC, stating the manner of the cure; or

     (c) upon ninety (90) calendar days written notice from UTMDACC if LICENSEE breaches or defaults on any other obligation under this AGREEMENT, unless, before the end of the such ninety (90) calendar-day notice period, LICENSEE has cured the default or breach to UTMDACC's satisfaction and so notifies UTMDACC, stating the manner of the cure; or

     (d) at any time by mutual written agreement between LICENSEE, UTMDACC or BOARD, upon one hundred eighty (180) calendar days written notice to all parties and subject to any terms herein which survive termination; or

     (e)  if Section 13.2 is invoked; or

     (f) if LICENSEE has defaulted or been late on its payment obligations pursuant to the terms of this AGREEMENT on any two (2) occasions in a twelve (12) month period.

13.4 Upon termination of this AGREEMENT:

     (a) nothing herein will be construed to release either party of any obligation maturing prior to the effective date of the termination; and

     (b) LICENSEE covenants and agrees to be bound by the provisions of Articles IX (Indemnification), X (Use of Board and UTMDACC's Name) and XI (Confidential Information and Publication) of this AGREEMENT; and

     (c) LICENSEE may, after the effective date of the termination, sell all LICENSED PRODUCTS and parts therefor that it has on hand at the date of termination, if

          LICENSEE pays the earned royalty thereon and any other amounts due pursuant to Article IV of this AGREEMENT; and

     (d) LICENSEE grants to BOARD and UTMDACC a nonexclusive royalty bearing license with the right to sublicense others with respect to improvements made by LICENSEE in the LICENSED SUBJECT MATTER. LICENSEE and UTMDACC agree to negotiate in good faith the royalty rate for the nonexclusive license. BOARD's and UTMDACC's right to sublicense others hereunder is solely for the purpose of permitting others to develop and commercialize the entire technology package.

                         XIV. WARRANTY: SUPERIOR-RIGHTS

14.1 Except for the rights, if any, of the Government of the United States of America as set forth below, BOARD represents and warrants its belief that
     (a) it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, (b) it has the sole right to grant licenses thereunder, and (c) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

14.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail.

14.3 LICENSEE understands and agrees that BOARD and UTMDACC, by this AGREEMENT, make no representation as to the operability or fitness for any use, safety, efficacy, approvablity by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD and UTMDACC, by this AGREEMENT, also make no representation as to whether any patent covered by PATENT RIGHTS is valid or as to whether there are any patents now held, or which will be held, by others or by BOARD or UTMDACC in the LICENSED FIELD, nor does BOARD and UTMDACC make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

14.4 LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in any way by BOARD, SYSTEM, UTMDACC or employees thereof to enter into this AGREEMENT, and further warrants and represents that (a) LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to this AGREEMENT; and (b) LICENSEE has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.

                                   XV. GENERAL

15.1 This AGREEMENT constitutes the entire and only agreement between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof will be made except by a written document signed by both parties.

15.2 Any notice required by this AGREEMENT must be given by prepaid, first class, certified mail, return receipt requested, and addressed in the case of UTMDACC to:

     The University of Texas M. D. Anderson Cancer Center
     Office of Technology Commercialization
     7515 S. Main, Suite 490, Unit 0510
     Houston, Texas 77030
     ATTENTION: William J. Doty

     with copy to BOARD:

     BOARD OF REGENTS
     The University of Texas System
     201 West Seventh Street
     Austin, Texas 78701
     ATTENTION: Office of General Counsel

     or in the case of LICENSEE to:
     ProteEx
     4800 Research Forest Drive
     The Woodlands, Texas 77381
     ATTENTION: Joseph Skip Marks

     or other addresses as may be given from time to time under the terms of this notice provision.

15.3 LICENSEE must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

15.4 LICENSEE covenants and agrees that it will not file any patent applications which claim priority, directly or indirectly, to any patent or patent application included in PATENT RIGHTS, without the advance express written consent of UTMDACC.

15.5 This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions. The Texas State Courts of Harris County, Texas (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of Texas) shall have exclusive jurisdiction and venue over any dispute arising out of this AGREEMENT, and LICENSEE consents to the jurisdiction of such courts; however, nothing herein shall be deemed as a waiver by BOARD, SYSTEM or UTMDACC of its sovereign immunity.

15.6 Failure of BOARD or UTMDACC to enforce a right under this AGREEMENT will not act as a waiver of right or the ability to later assert that right relative to the particular situation involved.

15.7 Headings included herein are for convenience only and will not be used to construe this AGREEMENT.

15.8 If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless will remain enforceable.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

BOARD OF REGENTS OF THE                 PROTEEX, INC.
UNIVERSITY OF TEXAS SYSTEM


By /s/ John Mendelsohn, M.D.            By /s/ Joseph Skip Marks
   ----------------------------------      -------------------------------------
   John Mendelsohn, M.D.                   Joseph Skip Marks
   President                               President
   The University of Texas
   M. D. Anderson Cancer Center         Date: 9/15/03

Date: 10/8/03


THE UNIVERSITY OF TEXAS
M. D. ANDERSON CANCER CENTER


By /s/ Leon Leach
   ----------------------------------
   Leon Leach
   Executive Vice President
   The University of Texas
   M. D. Anderson Cancer Center

Date: 10/8/03


Approved as to Content:


By /s/ William J. Doty
   ----------------------------------
   William J. Doty
   Managing Director, Technology
   Commercialization
   M. D. Anderson Cancer Center

Date: 9/16/03

                                    EXHIBIT I

MDA02-085 (UTSC:764) entitled "Methods and Compositions for Detection of Breast Cancer".
Inventors: Herbert A. Fritsche and Henry M. Kuerer
Serial No.: 10/236,027
Filing Date: September 5, 2002

MDA03-098 (UTSC:828US) entitled Proteomic Methods for Diagnosis and Monitoring of Breast Cancer". Inventors: Herbert A. Fritsche, Henry M. Kuerer, Ira L. Goldknopf and Helen R. Park.
Serial No.: 10/301,512
Filing Date: November 20, 2002


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